UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2017

PAPERWEIGHT DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 East Wisconsin Avenue, P.O. Box 359,

Appleton, Wisconsin 54912-0359

(Address of principal executive offices) (zip code)

920-734-9841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filings

On October 1, 2017, Paperweight Development Corp. (the “Company”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the petitions for relief therein, the “Chapter 11 Filings”).

The Debtors are seeking Bankruptcy Court authorization to jointly administer the Chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Appvion, Inc., et al.” Case No. 17-12082. The Debtors will continue to manage their properties and operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Chapter 11 Cases

The commencement of the Chapter 11 Cases described in Item 1.03 of this report under “Chapter 11 Filings” constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

Credit Agreement, dated as of June 28, 2013 among Appvion, Inc., as borrower, the Company, as holdings, Jefferies Finance LLC, as administrative agent, and Fifth Third Bank, as revolver agent, swing line lender and L/C issuer, as amended by that certain First Amendment, dated as of November 11, 2013, that certain Second Amendment, dated as of November 11, 2014, that certain Third Amendment, dated as of June 28, 2013, that certain Fourth Amendment, dated as of June 24, 2016, that certain Fifth Amendment, dated as of January 16, 2017, and that certain Sixth Amendment, dated as of February 16, 2017.

Indenture, dated as of November 19, 2013, among Appvion, Inc. and each of the guarantors named therein (including the Company) and U.S. Bank National Association, as trustee and as collateral agent governing the 9.0% Second Lien Senior Secured Notes due 2020.

Receivables Purchase Agreement, dated as of June 4, 2014, by and among Appvion, Inc., as servicer, Appvion Receivables Funding I LLC, as seller, the various purchasers from time to time party thereto, and Fifth Third Bank, as purchaser and administrative agent.

Two separate Loan Agreements, each dated as of August 1, 1997, by and between the Company and Village of Combined Locks, Wisconsin, pursuant to which the Village of Combined Locks, Wisconsin made a loan to the Company with the proceeds of certain Industrial Development Bonds.

Loan and Security Agreement, dated as of July 1, 2007, by and between the Company and the Director of Development of the State of Ohio on behalf of the State of Ohio, pursuant to which the State of Ohio made a loan to the Company with the proceeds of certain bonds.

The Debt Instruments provide that, as a result of the Chapter 11 Filings, the principal and accrued interest due thereunder are immediately due and payable.

As a result of the Chapter 11 Filings, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Debt Instruments are automatically stayed as a result of the filing of the Bankruptcy Petitions and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

On October 1, 2017, the Company issued a press release announcing that the Debtors had filed the Bankruptcy Petitions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

DIP Financing

The Company, in conjunction with its advisors, has been working diligently with its lender constituencies to work toward a comprehensive restructuring. While the parties are continuing to work toward a solution that will address the Company’s leverage and liquidity to best position the Company for the future, as of the date of filing the Bankruptcy Petitions, the parties have not finalized their negotiations toward a consensual plan. Negotiations between the parties are continuing and the Company expects that an agreed plan of reorganization will be achieved. However, in order to facilitate the restructuring process, the Company and its creditors have negotiated debtor-in-possession financing in connection with the Chapter 11 Filings.

To that end, on October 1, 2017, the Company filed a motion with the Bankruptcy Court seeking approval to enter into a Superpriority Senior Debtor-in-Possession Credit Agreement (the “DIP Facility”), among Appvion, Inc. (“Appvion”), the Company and each of the subsidiaries of the Company party thereto, the lenders and backstop party thereto, an administrative agent to be appointed, and PJT Partners LP, as lead arranger, relating to a superpriority secured credit facility in an aggregate principal amount of approximately $325.2 million. The DIP Facility will consist of: (i) new money commitments in the aggregate principal amount of $85 million and (ii) a roll-up of existing first lien loans in the aggregate principal amount of $240.2 million. Subject to the satisfaction of certain conditions to borrowing, up to $65 million will be available on an interim basis under the DIP Facility following entry of an interim order of the Bankruptcy Court authorizing the extensions of credit under the DIP Facility (the “Interim Order”), with the remaining amount under the loans available on a final basis following entry of a final order of the Bankruptcy Court authorizing the extensions of credit under the DIP Facility on a final basis (the “Final Order”). The DIP Facility is being entered into for working capital and general corporate purposes consistent with a budget, to refinance indebtedness under the Company’s existing first lien credit facility, cash collateralize existing letters of credit and to repay obligations under its accounts receivable facility and to pay fees, costs and expenses incurred in connection with the transactions contemplated hereby and other administration costs incurred in connection with the Chapter 11 Filings and the DIP Facility.

The DIP Facility is expected to have a term of nine (9) months from the closing date.

Borrowings under the DIP Facility are expected to bear interest at a rate equal to, at the Company’s option, either (i) a eurodollar borrowing rate for a specified interest period plus, for new money term loans, approximately 9.25% per annum, or for roll-up loans, approximately 6.50% per annum or (ii) a base rate plus, for new money term loans, approximately 8.25% per annum, or for roll-up loans, approximately 5.50% per annum. If an event of default occurs under the DIP Facility, the applicable interest rate will increase by 2.00% per annum during the continuance of such event of default. In addition, the roll-up loans will be subject to a eurodollar floor of 1.00% per annum and a base rate floor of 2.25% per annum and the new money loans will be subject to a eurodollar floor of 1.00% per annum and a base rate floor of 2.00% per annum.

Appvion is expected to pay commitment fees for the unused amount of commitments under the DIP Facility at an annual rate equal to 0.5% of the unused new money commitments, as well as a 2.675% backstop fee on a portion of the new money commitments, as well as a 2.00% upfront fee, a 1.50% exit fee and a 0.4875% arranger fee, in each case on the full amount of new money term loans.

Appvion will not have the right to prepay the new money loans under the DIP Facility at any time. Consistent with the prepayment provision applicable under Appvion’s prepetition credit facility, Appvion will have the right, subject to minimum prepayment amounts, to prepay the roll-up loans under the DIP Facility at any time, subject to payment of a payment premium of 1.5% for any prepayment occurring prior to June 28, 2019, the exit fee and customary “breakage” costs with respect to eurodollar loans. The DIP Facility will be subject to mandatory prepayments equal to 100% of the net cash proceeds received from (i) the incurrence of indebtedness not permitted by the DIP Facility, (ii) casualty insurance or condemnation awards, (iii) certain environmental indemnification agreements and (iv) sales, recoveries or other dispositions of any collateral (except in the ordinary course of business and certain cost-cutting transactions).

The Company and certain subsidiaries of the Company, including Appvion Canada, Ltd., APVN Holdings LLC, and Appvion Receivables Funding I LLC, have agreed to guarantee borrowings under the DIP Facility. The obligations under the DIP Facility constitute, subject to carve-outs for certain fees and expenses, superpriority administrative expense claims in the Chapter 11 Filings, secured by a perfected first priority security interest and liens on the collateral of the Company and the other loan parties, which includes most inventory, accounts receivable, bank accounts and certain other assets of the loan parties to the DIP Facility, to the extent not subject to certain existing third party liens, and a perfected junior security interest and liens on such collateral, to the extent subject to certain existing third party liens.

The DIP Facility will contain provisions requiring the attainment of various milestones regarding a plan of reorganization to be submitted in connection with the Chapter 11 Cases, including an acceptable plan of reorganization becoming effective within 270 days of the petition date.

The DIP Facility will also include representations, affirmative covenants and other negative covenants that are customary for DIP facilities of this type, including covenants that, subject to exceptions described in the DIP Facility, restrict the ability of Paperweight and Appvion and its subsidiaries: (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens; (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to make acquisitions; (ix) to make expenditures in excess of certain prescribed amounts set forth in the DIP Facility; (x) to prepay indebtedness; (xi) to pay dividends; (xii) to pay expenses or make other disbursements other than as set forth in an approved budget, subject to certain permitted variances; or (xiv) to take certain bankruptcy-related actions.

The DIP Facility will also include customary events of default, including payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-default to other material indebtedness, voluntary and involuntary bankruptcy proceedings of non-Debtor subsidiaries, material money judgments, certain change of control events, certain bankruptcy-related matters and other customary events of default. The events of default are subject to certain exceptions and cure rights.

Preliminary Financial Data and Financial Projections

In connection with the Debtors’ preparation for the Chapter 11 Filings, the Debtors entered into confidential discussions with, and provided certain confidential information regarding the Debtors to, certain holders of debt of the Company and its subsidiaries (the “Holders”). In connection with those discussions, the Debtors agreed with the Holders to provide such information publicly and is making the disclosures included in this Item 7.01, including Exhibits 99.2 - 99.9 to this report, in accordance with that agreement. As part of those discussions, the Debtors’ advisors disclosed certain projections to the Holders. These projections were only intended to provide illustrative relative value based on assumptions of the Debtors’ advisors. These projections should not be construed as having been provided by the Company. The projections do not constitute a proposal, term sheet or offer by the Debtors in connection with its discussion with the Holders.

The information in Exhibits 99.2 – 99.9 includes certain unaudited financial data that is preliminary and may change, as well as certain financial projections. While presented with numerical specificity, the financial projections are approximations based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may vary materially from those presented. The financial projections have not been audited and are not presented in accordance with GAAP. The Company believes that the financial projections have been prepared on a reasonable basis, reflecting its best estimates and assumptions. However, because this information is highly subjective, it should not be relied on as indicative of future results. As a result of the foregoing considerations and other limitations, including those described below under “Forward-Looking Statements,” you are cautioned not to place undue reliance on the financial data included in this Item 7.01, including Exhibits 99.2 - 99.9.

The information in this Item 7.01, including Exhibits 99.1 - 99.9 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Information

The information in Exhibits 99.2 - 99.9 includes certain financial measures not prepared in accordance with GAAP, including “Adjusted EBITDA.” The Company is providing Adjusted EBITDA information, which is defined as net income (loss) of the Company determined in accordance with all applicable and effective U.S. GAAP, before interest income or expense, income taxes, depreciation, amortization, certain income and expenses and noncash items for the applicable period, as a complement to GAAP results. Adjusted EBITDA is a measure commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income (loss), cash flows provided by or used in operating, investing, or financing activities or other financial statement data presented in the Company’s consolidated financial statements as an indicator of financial performance or liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

You are encouraged to evaluate each adjustment and to consider whether the adjustment is appropriate. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments included in the presentation of Adjusted EBITDA. The Company believes that the supplemental adjustments applied in calculating Adjusted EBITDA are reasonable and appropriate to provide additional information to investors. The Company also believes that Adjusted EBITDA is a useful measurement tool for assessing its ability to meet its future debt service, capital expenditures, and working capital requirements.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on the Company’s historical or anticipated financial results. Although the Company believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies that the Debtors may employ to address their liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on the Debtors due to the terms of any debtor-in-possession credit facility that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court.

Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. All such statements speak only as of the date made, and the Company disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on October 2, 2017.

99.2	Presentation to Secured Noteholders, dated as of September 7, 2017

99.3	Presentation Regarding Cash Flow Information, dated as of September 14, 2017

99.4	Historical Liquidity / Working Capital Analysis, dated as of September 21, 2017

99.5	Working Capital Analysis, dated as of September 19, 2017

99.6	Preliminary Illustrative Transaction Analyses, dated as of September 6, 2017

99.7	Revolver Draw Reconciliation

99.8	Appvion, Inc. DIP Package Forecast

99.9	EBITDA Bridges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Kevin M. Gilligan
Kevin M. Gilligan President and Chief Executive Officer
Date:	October 2, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on October 2, 2017.

99.2	Presentation to Secured Noteholders, dated as of September 7, 2017

99.3	Presentation Regarding Cash Flow Information, dated as of September 14, 2017

99.4	Historical Liquidity / Working Capital Analysis, dated as of September 21, 2017

99.5	Working Capital Analysis, dated as of September 19, 2017

99.6	Preliminary Illustrative Transaction Analyses, dated as of September 6, 2017

99.7	Revolver Draw Reconciliation

99.8	Appvion, Inc. DIP Package Forecast

99.9	EBITDA Bridges